THE PAYMENT OF THE PRINCIPAL AMOUNT OF THE INDEBTEDNESS EVIDENCED BY THIS INSTRUMENT AND THE INTEREST ACCRUING THEREON IS SUBORDINATED TO OTHER INDEBTEDNESS PURSUANT TO, AND TO THE EXTENT PROVIDED IN, AND IS OTHERWISE SUBJECT TO THE TERMS OF, THE SUBORDINATION AGREEMENT DATED AS OF MARCH 5, 2012 BY AND AMONG GERONIMO HOLDINGS CORPORATION, A DELAWARE CORPORATION, AMERICAN STANDARD ENERGY, CORP., A DELAWARE CORPORATION, AND PENTWATER EQUITY OPPORTUNITIES MASTER FUND LTD., A CAYMAN ISLANDS CORPORATION, AND PWCM MASTER FUND LTD., A CAYMAN ISLANDS CORPORATION.

PROMISSORY NOTE

$35,000,000	March 5, 2012

For value received, intending to be legally bound, the undersigned (the “Maker”) promises to pay to Geronimo Holdings Corporation, a Texas corporation (the “Payee”) in Midland County, Texas the principal amount of Thirty-Five Million Dollars ($35,000,000) (the “Principal Amount”) on the terms and conditions contained in this Promissory Note (this “Note”).

1. This Note evidences the obligation of the Maker to pay amounts in respect of the Purchase Price (under and as defined in that certain Purchase and Sale Agreement, dated of even date herewith, between the Maker and the Payee.

2. The Maker agrees to pay interest on the unpaid Principal Amount of this Note at the fixed rate of seven percent (7%) per annum; provided, that if an Event of Default (as hereinafter defined) shall have occurred and be continuing, interest shall accrue on the unpaid Principal Amount of this Note until such Event of Default is remedied at a rate of nine percent (9%) per annum. Interest shall be computed on the basis of a 365-day year or 366-day year, as the case may be, for the actual number of days elapsed. The Maker shall pay to the Payee on each Payment Date (as hereinafter defined), unless earlier accelerated by the Payee following the occurrence of an Event of Default, accrued and unpaid interest, if any, on the unpaid Principal Amount of this Note from and including the immediately preceding Payment Date (or in the case of the first Payment Date, the date hereof) to and including the day immediately preceding such Payment Date. “Payment Date” shall mean the first (1st) day of each month (or on the next succeeding Business Day if such day is not a Business Day), beginning on June 1, 2012 and continuing on the 1st day of each month until and including March 21, 2016. “Business Day” shall mean any day other than a day on which commercial banks are authorized or required to close in Scottsdale, Arizona.

3. The Maker shall pay to the Payee the Principal Amount of this Note, together with all accrued and unpaid interest thereon, on March 21, 2016 (the “Maturity Date”), unless earlier accelerated by the Payee following the occurrence of an Event of Default.

4. The Maker shall have the right to prepay all or a portion of the unpaid Principal Amount of this Note, without premium or penalty, at any time. All prepayments made by the Maker shall be applied, first, to the payment of accrued and unpaid interest, if any, on the unpaid Principal Amount of this Note and, second, to the unpaid installments of the Principal Amount of this Note in inverse order of maturity.

5. The occurrence of any one or more of the following events shall be an event of default (each such event, an “Event of Default”):

(a) the Maker fails to pay (i) any interest payment required to be paid on any applicable Payment Date or (ii) the Principal Amount of this Note, together with all accrued and unpaid interest thereon on the Maturity Date, and in either case, such failure continues uncured for thirty (30) Business Days following notice from the Payee to the Maker of such failure;

(b) the Maker fails to observe or perform any other term, covenant or condition of this Note and such failure continues uncured for thirty (30) Business Days following notice from the Payee to the Maker of such failure;

(c) the Maker (i) executes an assignment for the benefit of its creditors, (ii) becomes or is adjudicated bankrupt or insolvent, (iii) admits in writing its inability to pay its debts generally as they become due, (iv) applies for or consents to the appointment of a conservator, receiver, trustee, or liquidator of the Maker or of all or any substantial part of its assets, (v) files a voluntary petition seeking reorganization or an arrangement with creditors or to seek any other relief under Title 11 of the United States Code as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder and all other applicable liquidation, conservatorship, bankruptcy, insolvency, rearrangement, moratorium, reorganization, fraudulent transfer or conveyance or similar debtor relief laws affecting the rights of creditors generally from time to time in effect (the “Debtor Relief Laws”), (vi) files an answer admitting the material allegations of or consenting to, or defaults in, a petition filed against it in any proceeding under any Debtor Relief Laws, or (vii) institutes or voluntarily becomes a party to any other judicial proceedings intended to effect a discharge of its debts, in whole or in part, or seeking to postpone the maturity or the collection of any of its debts or to suspend any of the rights of Administrative Agent or any of its Affiliates under any of the Loan Documents;

(d) any person files a petition seeking reorganization of the Maker or appointing a conservator, receiver, trustee or liquidator of the Maker or of a substantial part of its assets and the petition is not discharged within 90 days after its filing;

(e) a court of competent jurisdiction enters an order, judgment or decree approving the reorganization of the Maker or appointing a conservator, receiver, trustee or liquidator of the Maker, or of a substantial part of its assets, and the order, judgment or decree is not permanently stayed or reversed within 60 days after its entry;

(f) a judgment for more than $5,000,000 (or for any amount if the execution and enforcement of that judgment could reasonably be expected to have a materially adverse effect on: the ability of the Maker to pay its obligations under this Note (a “Material Adverse Effect”) is entered against the Maker and not appealed and bonded or fully stayed, vacated, paid or discharged within 30 days of its entry unless the judgment relates to a claim (i) that is fully covered by insurance and for which the insurance company has unconditionally accepted liability or (ii) for which the Maker maintains adequate reserves in accordance with generally accepted accounting principles recognized as such by the Financial Accounting Standards Board consistently applied (“GAAP”); or

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(g) the Maker fails to pay any indebtedness for borrowed money (other than the obligations under this Note) in excess of $5,000,000 when due (whether at scheduled maturity or by acceleration, demand or otherwise) and the failure to pay continues past the expiration of any applicable cure period unless (i) the Maker has previously documented to the reasonable satisfaction of the Payee the basis upon which the Maker intends to dispute such indebtedness and (ii) the Maker maintains adequate reserves therefor in accordance with GAAP.

Upon the occurrence of any Event of Default and at the option of the Payee, the Payee may (i) declare the indebtedness evidenced by this Note, together with all accrued and unpaid interest thereon, if any, to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived; provided, that, upon the occurrence of an Event of Default set forth in paragraphs 5(c) or (d) above, the indebtedness evidenced by this Note, together with accrued and unpaid interest thereon, if any, shall become automatically due and payable without notice or demand, and (ii) exercise any and all rights and remedies available to it under this Note and under applicable law. Upon the occurrence of any Event of Default, the reasonable attorneys’ and other professionals’ fees and expenses incurred by the Payee in connection with the enforcement of its rights under this Note shall be chargeable to the Maker.

6. The Principal Amount of this Note is subject to reduction pursuant to Section 7 and Section 13(e)(iv) of that certain Purchase and Sale Agreement dated as of February __, 2012 among the Payee and XOG Operating LLC, a Texas limited liability company, as sellers, and the Maker, as buyer, as the same may be amended, restated, supplemented or otherwise modified from time to time.

7. If any term or other provision of this Note is invalid, illegal or incapable of being enforced by any rule of law, or by public policy, all other conditions and provisions of this Note shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Maker and the Payee shall negotiate in good faith to modify this Note so as to effect the original intent of the Maker and the Payee as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the greatest extent possible.

8. This Note and the agreements referred to herein, constitute the entire agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof.

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9. This Note shall inure to the benefit of the Payee and the Payee’s successors and assigns.

10. WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS SHALL APPLY AS TO THE PROPERTY LOCATED IN (OR OTHERWISE SUBJECT TO THE LAWS OF) SUCH STATE. THE MAKER AGREES THAT VENUE SHALL BE IN ANY STATE COURT OR THE UNITED STATES DISTRICT COURT LOCATED IN MIDLAND, TEXAS. THE MAKER CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS (AND THE APPELLATE COURTS THEREOF) AND AGREES NOT TO COMMENCE ANY SUCH PROCEEDING EXCEPT IN SUCH COURTS. THE MAKER AGREES NOT TO ASSERT (BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE), AND HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES IN ANY SUCH PROCEEDING COMMENCED IN SUCH COURT, ANY OBJECTION OR CLAIM THAT THE MAKER IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURT OR THAT SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. IF SUCH COURTS REFUSE TO EXERCISE JURISDICTION HEREUNDER, THE MAKER AGREES THAT SUCH JURISDICTION SHALL BE PROPER IN ANY COURT IN WHICH JURISDICTION MAY BE OBTAINED.

11. THE MAKER HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (1) ARISING UNDER THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (2) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE MAKER AND THE PAYEE OR ANY OF THEM WITH RESPECT TO THIS NOTE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND THE MAKER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 11 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE MAKER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

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IN WITNESS WHEREOF, the Maker has signed and delivered this Note as of the day and year first above written.

AMERICAN STANDARD ENERGY CORPORATION, a Delaware corporation

By:	/s/ Richard MacQueen
Name: Richard MacQueen Title: President

Signature Page to ASEN Promissory Note ($35,000,000)